EXHIBIT 16.1

January 20, 2006

Office of the Chief Accountant

SECPS Letter File

Securities and Exchange Commission

Mail Stop 9-5

100 F Street, N.E.

Washington, D.C. 20549-7561

To whom it may concern:

We have read the statements made by Windswept Environmental Group, Inc. (Commission File No. 0-17072) which we understand will be filed with the Commission, pursuant to Item 4.01, as part of the Company’s Form 8-K report dated January 19, 2006. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ Massella & Associates, CPA, PLLC

Massella & Associates, CPA, PLLC

Syosset, New York